Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ViacomCBS Inc. of our report dated February 24, 2021, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in ViacomCBS Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP
New York, New York
August 9, 2021